UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported):  November 16, 2020
 ZOVIO INC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of Principal Executive Offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 8.01.     Other Events.
Zovio Inc (the “Company”) through its wholly owned subsidiary, Ashford University, LLC, a California limited liability company (“AU LLC”), owns and operates Ashford University, a regionally-accredited university (“Ashford”) accredited by the Western Association of Schools and Colleges, Senior College and University Commission (“WSCUC”), and is eligible for, and receives, Title IV student financial aid funding from the U.S. Department of Education. As previously disclosed, on August 1, 2020, the Company and AU LLC entered into a definitive Asset Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, AU LLC, the Arizona Board of Regents, a body corporate, for and on behalf of the University of Arizona (the “University of Arizona”), and The University of Arizona Global Campus, a newly formed Arizona nonprofit corporation (“Global Campus”). Upon the closing of the transaction contemplated by the Purchase Agreement (the “Sale”), Global Campus will own and operate the University with a focus on expanding access to education for non-traditional adult learners and Zovio will provide services to Global Campus under a long-term strategic services agreement.
On November 12, 2020, WSCUC notified Ashford and Global Campus that it had approved the change of control application filed to complete the Sale. The approval is subject to the following conditions:
1. Global Campus and the University of Arizona ensure that Global Campus is differentiated effectively from the University of Arizona and its affiliates in marketing materials and that students who enroll at Global Campus understand the differences among the various institutions and entities;
2. Global Campus provides WSCUC, within 90 days of the close of the transaction, with a report outlining the actionable steps it will take to address student success including in the form of retention and graduation;
3. Those officers, administrators and related parties of Ashford who become Global Campus officers or administrators divest themselves of their financial and ownership interest in the Company, if any; and
4. Global Campus and the Company submit a revised strategic services agreement which incorporates any applicable key performance indicators into that agreement.
Additionally, WSCUC notified Ashford and Global Campus that the provisions of the Notice of Concern issued as part of the reaffirmation of Ashford University in July 2019 remain in effect and that WSCUC will conduct a post-implementation site visit of Global Campus within six months of the closing of the Sale.
As a result of WSCUC’s approval, the Company anticipates that the closing of the Sale will now occur in early December 2020.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to a change in the timing of the Sale; the effect of the announcement or pendency of the Sale on the Company’s ability to retain and hire key personnel or its operating results and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that shareholder litigation in connection with the Sale may result in significant costs of defense, indemnification and liability; and other factors discussed in the Company’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: November 16, 2020		Title: Executive Vice President, Secretary and General Counsel